UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 8, 2014 (October 7, 2014)

INTERNATIONAL METALS STREAMING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12303 Airport Way, Suite 200 Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 327-1497

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to Current Report on Form 8-K/A (this “Amendment No. 2”) hereby amends the Current Report on Form 8-K (the “Original Report’) filed with the Securities and Exchange Commission on October 14, 2014, as amended by Amendment No. 1 to the Original Report filed with the SEC on November 21, 2014 (“Amendment No. 1”), in order to include the required letter from the former auditor pursuant to Item 304(a)(3) of Regulation S-K as Exhibit 16.1.

No changes have been made to the Original Filing other than pursuant to Amendment No. 1 and to add the information as described above.  Amendment No.2 should be read in conjunction with the Original Filing and Amendment No. 1. Amendment No. 2 speaks as of the date of the Original Filing, does not reflect events that may have occurred after the date of the Original Filing and does not modify or update in any way the disclosures made in the Original Filing, except as required to reflect the revisions discussed above.

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Item 4.01.	Changes in Registrant’s Certifying Accountant.

Effective October 7, 2014, the registrant dismissed Cutler & Co., LLC (“Cutler”) as its independent auditor. The decision to dismiss Cutler as the registrant’s independent registered public accounting firm was approved by the registrant’s board of directors on October 7, 2014.

The report of Cutler on the registrant’s financial statements as of December 31, 2013 and 2012, and for the year ended December 31, 2013 and the three months ended December 31, 2012, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report: (i) noted that the opinion of Cutler expressed in the report, in so far as it relates to the period from June 15, 2012 through September 30, 2012, is based solely on the report of the registrant’s prior auditors; and (ii) raised substantial doubt about the registrant’s ability to continue as a going concern.

During the registrant’s fiscal year ended December 31, 2013 and the three months ended December 31, 2012, and through September 26, 2014, there were: (i) no disagreements between the registrant and Cutler on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Cutler, would have caused Cutler to make reference to the subject matter of the disagreement in its reports on the registrant’s financial statements for such periods, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On September 27, 2014 through October 7, 2014, however, disagreements arose between the registrant and Cutler with respect to the accounting and disclosures of the registrant’s cash accounts and the method of fair valuing equity instruments issued to certain investors in the financial statements for the year ended December 31, 2013 (the “2013 financial statements”). Specifically, the registrant believes that because the proceeds from the sales of its common shares to certain investors in August 2013 (the “Financing”) were held in an escrow account not within the registrant’s control, such proceeds should have been properly accounted for as “funds held in attorney’s trust account” in the 2013 financial statements.

Separately, in December 2013, the registrant sold 1,533,166 shares of its common stock to two investors in exchange for cash proceeds of $153. Based upon the fair value of the shares issued in connection with the Financing of approximately $4.26 per share, the shares issued to these two investors were valued at approximately $6.5 million and charged to operations. However, subsequent to the date of the 2013 financial statements, the funds held in escrow in connection with the Financing were returned to the investors, net of costs, and the common shares issued to the investors were returned to the registrant. As such, the registrant believes the Financing was not consummated. Accordingly, the registrant believes the $6.5 million should not be recognized as a charge to operations. The registrant has not resolved such disagreements with Cutler as of the date of this amended current report.

On October 7, 2014, the registrant engaged RBSM LLP (“RBSM”) as its independent registered accounting firm. During its most two recent fiscal years ended December 31, 2013 and the subsequent interim period through the engagement of RBSM on October 7, 2014, the registrant did not consult with RBSM on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the registrant’s financial statements, and RBSM did not provide either a written report or oral advice to the registrant that was an important factor considered by the registrant in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The engagement of RBSM as the registrant’s auditors was approved by the registrant’s board of directors.

The registrant provided Cutler a copy of the disclosures contained herein and requested that Cutler furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Cutler agrees with the statements in this Item 4.01. A copy of such letter dated December 3, 2014, is included as Exhibit 16.1 to this current report.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
16.1	Letter from Cutler & Co., LLC dated December 3, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL METALS STREAMING CORP.
(Registrant)

Date: December 8, 2014	By:	/s/ Michael Hlavsa
Michael Hlavsa
Chief Executive Officer

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